EXHIBIT 21.1

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction
CAH Operating Partnership, L.P.	Delaware
CAH Subsidiary REIT, Inc.	Maryland
CSFR FM 2012-1 U.S. West, LLC	Delaware
SFR 2012-1 U.S. West, LLC	Delaware
CSFR American Investors TRS, LLC	Delaware
CSFR ColFin American Investors TRS, LLC	Delaware
CSFR ColFin American Investors, LLC	Delaware
ColFin American Homes, LLC	Delaware
ColFin AI-AZ 1, LLC	Delaware, Arizona
ColFin AI-AZ 2, LLC	Delaware, Arizona
ColFin AI-CA 1, LLC	Delaware, California
ColFin AI-CA 2, LLC	Delaware, California
ColFin AI-CA 3, LLC	Delaware, California
ColFin AI-CA 4, LLC	Delaware, California
ColFin AI-CA 5, LLC	Delaware, California
ColFin AI-CO 1, LLC	Delaware, Colorado
ColFin AI-DE 1, LLC	Delaware
ColFin AI-FL 1, LLC	Delaware, Florida
ColFin AI-FL 2, LLC	Delaware, Florida
ColFin AI-FL 3, LLC	Delaware, Florida

Name of Subsidiary	Jurisdiction
ColFin AI-FL 4, LLC	Delaware, Florida
ColFin AI-GA 1, LLC	Delaware, Georgia
ColFin AI-GA 2, LLC	Delaware, Georgia
ColFin AI-GA 3, LLC	Delaware, Georgia
ColFin AI-GA 4, LLC	Delaware, Georgia
ColFin AI-NV 1, LLC	Delaware, Nevada
ColFin AI-NV 2, LLC	Delaware, Nevada
ColFin AI-PA 1, LLC	Delaware, Pennsylvania
ColFin AI-SC 1, LLC	Delaware, South Carolina
ColFin AI-TX 1, LLC	Delaware, Texas
ColFin AI-TX 2, LLC	Delaware, Texas